Share Transfer Agreement

Transferor:
Dalian Northport Information Industry Development Co., Ltd.
Address: Room 512, A, 1 Huoiju Road, Qixianling Industrial Base, High-Tech Zone, Dalian
Registered Number: QIDULIAODAZONGZI NO. 014063

Transferee:
Mr. Chen Meizhou, born on January 5, 1973, Han Nationality
Address: Room 1001, Building 28, No.101 Guofang Road, Gongbei, Xiangzhou District, Zhuhai, Guangdong Province
Position: Shareholder of Shenyang LingXiao Aviation Service Co.

Transferee:
Ms. Liang Xiaodan, born on May 13, 1980, Han Nationality
Address: No. 32-41, Ganjingzi Road, Dalian

This Share Transfer Agreement is made among the aforesaid parties on the basis of amiable negotiation and principles of voluntary participation. According to Economic Contract Law of People’s Republic of China and the relevant regulations, the three parties agree to execute this agreement subject to the terms and conditions stipulated below.

Article 1 Description for Enterprise of Share Transfer
Shenyang LingXiao Aviation Service Co. was formally registered in Shenyang Administration for Industry and Commerce after the approval on September 26, 2007. The registered number is 2101322108469, and the business period is from September 26, 2007 to September 25, 2017. The business scope includes the agency service of passenger transportation sales in domestic flight courses, international flight courses, or flights courses of Hong Kong, Macao, Taiwan, as well as the consultation of economic information. The registered capital is RMB 1,500,000 Yuan. In which, RMB 765,000 Yuan in currency is provided by Dalian Northport Information Industry Development Co., Ltd. as the shareholder, accounting for 51% of the shares; and RMB 735,000 Yuan in currency is provided by Mr. Chen Meizhou as the shareholder, accounting for 49% of the shares.

Article 2 Amount of Share Transfer
Dalian Northport Information Industry Development Co., Ltd. (Transferor) hereby agrees to transfer the shares in 41% of Shenyang LingXiao Aviation Service Co. (RMB 615,000 Yuan) to Mr. Chen Meizhou (Transferee), and agrees to transfer the shares in 10% of Shenyang LingXiao Aviation Service Co. (RMB 150,000 Yuan) to Liang Xiaodan (Transferee).

Article 3 Price of Shares
Dalian Northport Information Industry Development Co., Ltd. (Transferor) hereby agrees to transfer his shares of Shenyang LingXiao Aviation Service Co. to Mr. Chen Meizhou (Transferee). The transfer price is available with the exchange of Transferor's shares of Shenyang LingXiao Aviation Service Co. and the 2.5 million shares of Northport Capital Inc. held by Mr. Chen Meizhou.

Article 4 Payment and Term
After signing this Share Transfer Agreement, Transferor shall transfer the 2.5 million shares directionally distributed by Northport Network systems Inc. to the targeted Transferee.

Article 5 Responsibility of Transferor
Transferor shall do the utmost to fulfill the procedures of registration change related to the company.

Article 6 Cost
During the share transfer, any cost related to this transfer shall be born by Transferee.

Article 7 Breach Responsibility
In the case that any party cannot appropriately and completely perform the obligations in this Agreement, the party shall bear the responsibility for the breach and pay all the economic losses for the observant party.

Article 8 Settlement of Disputes
Any dispute arising from the execution of this Agreement shall be settled through friendly consultations by the parties. In case no settlement through consultation can be reached or is willing to make, the disputes shall be submitted to Dalian Xigang District People’s Court.

Article 9
Any matters not covered in this Agreement shall be solved by signing the supplementary agreement of Share Transfer Agreement. The supplementary agreement and this Agreement are of the same legal effect.

Article 10
This Share Transfer Agreement shall become effective upon signing and stamping by the three parties.

Article 11
This Agreement is made out in quadruplicate. The two copies are held by Transferor and the two copies are held by Transferee. All the copies are of the same effect.

Article 12
This Share Transfer Agreement shall prevail if there is any inconsistence with other agreements.

Article 13
After the signing of this Share Transfer Agreement, the share transfer agreements and the supplementary agreements signed by the parties previously shall cease to perform.

Transferor:
Dalian Northport Information Industry Development Co., Ltd.
Signed by Legal Representative:
/s/ Zhao Yan, Chairperson

Transferee:
Chen Meizhou
Personally Signed by Transferor:
/s/ Chen Meizhou

Transferee:
Liang Xiaodan
Personally Signed by Transferor:
/s/ Liang Xiaodan

Signed on the 11th day of May, 2010